 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

Securities Exchange Act of 1934

Date of Report:   November 15, 2005

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware                 1-12162                       13-3404508

(State of Incorporation)  (Commission File No.)    (IRS Employer

3850 Hamlin Road

Auburn Hills, MI 48326

(Address of principal executive offices)

Registrant=s telephone number, including area code:

(248) 754-9200

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])

[ ]         Pre-commencement communications pursuant to Rule 13e-4[c] under the Exchange Act (17 CFR 240.13e-4[c])

Item 5.04 Temporary Suspension of Trading Under Registrants' Employee Benefit Plans

On November 15, 2005, BorgWarner Inc. (the "Company") notified its directors and executive officers that a blackout period with respect to the BorgWarner Inc. Retirement Savings Plan, the BorgWarner Inc. Retirement Savings Excess Benefit Plan, and the BorgWarner Inc. 2004 Deferred Compensation Plan (the "Plans") is expected to begin on December 21, 2005 and last until January 3, 2006, during which participants in the Plans will be unable to direct or diversify (transfer) investments in their individual accounts, obtain a loan from the Plans, or obtain a distribution from the Plans.  The blackout period is imposed in connection with a change in the record keeper for the Plans and available investment options.  The Company provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

 A copy of the Company's notice to its directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

of Blackout Period to Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORGWARNER INC.

/s/ Vincent M. Lichtenberger

Vincent M. Lichtenberger

Assistant Secretary

Dated: November 15, 2005